For Immediate Release	Contact: Robin Ann Gorelick
April 23, 2007	Phone: 323 822-1750

EMVELCO CORP. FILES HEARING REQUEST WITH NASDAQ

LOS ANGELES, CA -On April 19, 2007, EMVELCO Corp. (the “Company”) received a Nasdaq Staff Determination indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) requiring the Company to file its Form 10-KSB for the year ended December 31, 2006 with the Securities and Exchange Commission and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.

EMVELCO Corp. recently shifted its focus to major real estate projects and to other areas through various joint ventures. The Company, now based out of Los Angeles, will continue its construction of Verge Living, a project consisting of 296 condominium units and 35,000 square feet. of retail space in Las Vegas, Nevada. EMVELCO is also looking to develop other sites in Las Vegas, Los Angeles and throughout the United States.

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